VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - in millions, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014

OPERATING REVENUES:
Gas utility	$352.9	$443.6
Electric utility	153.9	163.0
Nonutility	199.4	190.2
Total operating revenues	706.2	796.8

OPERATING EXPENSES:
Cost of gas sold	172.0	270.9
Cost of fuel and purchased power	50.1	57.0
Cost of nonutility revenues	64.3	67.7
Other operating	231.1	207.6
Depreciation and amortization	62.9	73.8
Taxes other than income taxes	19.7	20.8
Total operating expenses	600.1	697.8

OPERATING INCOME	106.1	99.0

OTHER INCOME (EXPENSE):
Equity in earnings (losses) of unconsolidated affiliates	—	(0.1)
Other income - net	5.6	4.3
Total other income	5.6	4.2

INTEREST EXPENSE	21.0	22.1

INCOME BEFORE INCOME TAXES	90.7	81.1

INCOME TAXES	33.7	29.9

NET INCOME	$57.0	$51.2

AVERAGE COMMON SHARES OUTSTANDING	82.6	82.4
DILUTED COMMON SHARES OUTSTANDING	82.6	82.5

EARNINGS PER SHARE OF COMMON STOCK

BASIC	$0.69	$0.62

DILUTED	$0.69	$0.62

VECTREN UTILITY HOLDINGS
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - in millions)

	Three Months Ended
	March 31,
	2015	2014

OPERATING REVENUES:
Gas utility	$352.9	$443.6
Electric utility	153.9	163.0
Other	0.1	—
Total operating revenues	506.9	606.6

OPERATING EXPENSES:
Cost of gas sold	172.0	270.9
Cost of fuel and purchased power	50.1	57.0
Other operating	102.8	98.3
Depreciation and amortization	52.1	49.9
Taxes other than income taxes	19.1	20.1
Total operating expenses	396.1	496.2

OPERATING INCOME	110.8	110.4

OTHER INCOME - NET	4.9	3.9

INTEREST EXPENSE	16.6	16.7

INCOME BEFORE INCOME TAXES	99.1	97.6

INCOME TAXES	36.1	36.3

NET INCOME	$63.0	$61.3

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited - in millions)

	March 31,	December 31
	2015	2014

ASSETS
Current Assets
Cash & cash equivalents	$17.1	$86.4
Accounts receivable - less reserves of $7.3 &
$6.0, respectively	243.3	196.0
Accrued unbilled revenues	144.4	164.8
Inventories	92.7	118.5
Recoverable fuel & natural gas costs	—	9.8
Prepayments & other current assets	46.5	110.9
Total current assets	544.0	686.4

Utility Plant
Original cost	5,778.0	5,718.7
Less: accumulated depreciation & amortization	2,316.9	2,279.7
Net utility plant	3,461.1	3,439.0

Investments in unconsolidated affiliates	23.4	23.4
Other utility & corporate investments	37.5	37.2
Other nonutility investments	33.8	33.6
Nonutility plant - net	380.8	378.0
Goodwill - net	289.9	289.9
Regulatory assets	224.8	233.6
Other assets	40.1	41.2
TOTAL ASSETS	$5,035.4	$5,162.3

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$216.1	$248.9
Refundable fuel & natural gas costs	23.0	2.5
Accrued liabilities	190.5	184.9
Short-term borrowings	6.4	156.4
Current maturities of long-term debt	225.0	170.0
Total current liabilities	661.0	762.7

Long-term Debt - Net of Current Maturities	1,347.4	1,407.3

Deferred Credits & Other Liabilities
Deferred income taxes	753.3	741.2
Regulatory liabilities	417.1	410.3
Deferred credits & other liabilities	222.7	234.2
Total deferred credits & other liabilities	1,393.1	1,385.7

Common Shareholders' Equity
Common stock (no par value) – issued & outstanding
82.6 shares	717.5	715.7
Retained earnings	917.7	892.2
Accumulated other comprehensive (loss)	(1.3)	(1.3)
Total common shareholders' equity	1,633.9	1,606.6
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$5,035.4	$5,162.3

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions - Unaudited)

	Three Months Ended
	March 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$57.0	$51.2
Adjustments to reconcile net income to cash from operating activities:
Depreciation & amortization	62.9	73.8
Deferred income taxes & investment tax credits	14.6	5.7
Provision for uncollectible accounts	3.3	2.3
Expense portion of pension & postretirement benefit cost	1.6	1.0
Other non-cash items - net	1.6	3.0
Changes in working capital accounts:
Accounts receivable & accrued unbilled revenues	(30.2)	(4.9)
Inventories	25.8	29.1
Recoverable/refundable fuel & natural gas costs	30.3	(24.2)
Prepayments & other current assets	61.2	38.4
Accounts payable, including to affiliated companies	(27.6)	(20.0)
Accrued liabilities	5.6	19.2
Employer contributions to pension & postretirement plans	(20.9)	(0.9)
Changes in noncurrent assets	11.3	9.1
Changes in noncurrent liabilities	3.6	(0.8)
Net cash provided by operating activities	200.1	182.0

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from dividend reinvestment plan & other common stock issuances	1.6	1.7
Requirements for:
Dividends on common stock	(31.5)	(29.7)
Retirement of long-term debt	(5.0)	(30.0)
Net change in short-term borrowings	(150.0)	(14.4)
Net cash used in financing activities	(184.9)	(72.4)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from other collections	0.8	1.1
Requirements for capital expenditures, excluding AFUDC equity	(85.3)	(77.7)
Net cash used in investing activities	(84.5)	(76.6)

Net change in cash & cash equivalents	(69.3)	33.0
Cash & cash equivalents at beginning of period	86.4	21.5
Cash & cash equivalents at end of period	$17.1	$54.5

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
HIGHLIGHTS
(Unaudited - in millions, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014

REPORTED EARNINGS:
Utility Group
Gas Utility Services	$40.4	$38.3
Electric Utility Services	19.2	19.3
Other Operations	3.4	3.7
Total Utility Group	63.0	61.3

Nonutility Group
Infrastructure Services	(2.6)	(5.3)
Energy Services	(3.1)	(3.0)
Other Businesses	(0.2)	(0.3)
Nonutility Group, excluding Coal Mining *	(5.9)	(8.6)

Corporate and Other	(0.1)	(0.4)

Vectren Consolidated, excluding Coal Mining *	$57.0	$52.3

Coal Mining	—	(1.1)

Vectren Consolidated	$57.0	$51.2

EARNINGS PER SHARE:
Utility Group	$0.76	$0.74
Nonutility, excluding Coal Mining *	(0.07)	(0.11)
Corporate and Other	—	—

EPS, excluding Coal Mining *	$0.69	$0.63

Coal Mining	—	(0.01)

Reported EPS	$0.69	$0.62

(*) Excludes Coal Mining Results in 2014 - Year of Disposition

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED GAS DISTRIBUTION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

GAS UTILITY (Millions):
Residential Margin	$95.8	$92.9
Commercial Margin	30.5	30.3
Industrial Margin	19.3	18.8
Other Margin	3.4	3.6
Regulatory Expense Recovery Mechanisms	31.9	27.1
Total Gas Utility Margin	180.9	172.7
Cost of Gas Sold	172.0	270.9
Total Gas Utility Revenue	$352.9	$443.6

GAS SOLD & TRANSPORTED (MMDth):
Residential	43.2	45.7
Commercial	19.0	19.9
Industrial	38.0	36.0
	100.2	101.6

AVERAGE GAS CUSTOMERS
Residential	926,893	921,285
Commercial	85,639	85,496
Industrial	1,683	1,658
	1,014,215	1,008,439

WEATHER AS A PERCENT OF NORMAL (ANNUALIZED):
Heating Degree Days (Ohio)	109%	111%

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED ELECTRIC
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

ELECTRIC UTILITY (Millions):
Residential Margin	$38.4	$39.1
Commercial Margin	25.3	25.2
Industrial Margin	26.8	26.0
Other Margin	1.0	0.9
Regulatory Expense Recovery Mechanisms	3.3	4.8
Wholesale and Transmission	9.0	10.0
Total Electric Utility Margin	103.8	106.0
Cost of Fuel & Purchased Power	50.1	57.0
Total Electric Utility Revenue	$153.9	$163.0

ELECTRICITY SOLD (GWh):
Residential	395.2	412.0
Commercial	307.4	307.1
Industrial	672.9	660.1
Other Sales - Street Lighting	6.1	6.0
Total Retail	1,381.6	1,385.2
Wholesale	136.8	246.1
	1,518.4	1,631.3

AVERAGE ELECTRIC CUSTOMERS
Residential	124,876	124,448
Commercial	18,465	18,420
Industrial	113	114
Other	38	37
	143,492	143,019

WEATHER AS A PERCENT OF NORMAL (ANNUALIZED):
Heating Degree Days (Indiana)	105%	108%